Exhibit 10.24

SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT (this “Agreement”) is made and entered into as of [______], 2026, by and among Madison Industries Holdings LLC, a Delaware limited liability company (“Holdings”), Madison Industries International Holdings LLC, a Delaware limited liability company (“MII”), Madison Industries US Holdings Corp, a Delaware corporation (“MIUS”), and Madison Air Solutions Corporation, a Delaware corporation (“Madison Air”). Holdings, MII, MIUS and Madison Air are collectively referred to herein as the “Parties”, and each a “Party.”

RECITALS

WHEREAS, the manager of MII (the “Manager”) has determined that it is in the best interests of MII and its member to separate Madison Industries IAQ Solutions Corporation, a Delaware corporation (“IAQ Solutions”) and its subsidiaries from the remainder of MII to facilitate the public listing of Madison Air’s equity;

WHEREAS, in furtherance of foregoing, (a) MIUS will distribute to MII, the owner of all of its equity interests, all of the ownership interests of IAQ Solutions (the “Internal Distribution”), (b) MII will distribute to Holdings, the owner of all of its equity interests, all of the ownership interests of IAQ Solutions (the “External Distribution” and, together with the Internal Distribution, the “Distributions”), and (c) Holdings will contribute to its wholly-owned subsidiary, Madison Air, all of the ownership interests of IAQ Solutions, in exchange for shares of Madison Air (the “Contribution” and, together with the Distributions, the “Separation”);

WHEREAS, Madison Air has been incorporated solely for these purposes and has not engaged in activities except in connection with the Separation;

WHEREAS, for U.S. federal income tax purposes, it is intended that (a) the Distributions will qualify as a transaction in which no gain or loss shall be recognized (and no amount shall be included in income) pursuant to Sections 355(a) and (c) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and (b) the Contribution (along with any contemporaneous contributions of property to Madison Air) will qualify as a transaction in which no gain or loss shall be recognized pursuant to Section 351(a) of the Code;

WHEREAS, Madison Air has prepared filed with the U.S. Securities and Exchange Commission (the “SEC”), a Form S-1, which sets forth disclosure concerning Madison Air and the Separation;

WHEREAS, each of the Parties has determined that it is appropriate and desirable to set forth the principal corporate transactions required to effect the Separation and certain other agreements that will govern certain matters relating to the Separation; and

NOW, THEREFORE, in consideration of the mutual promises and subject to the terms and conditions herein contained, and other good and valuable consideration, had and received, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

For all purposes under this Agreement:

“Action” shall mean any demand, action, claim (including any cross-claim or counterclaim), dispute, suit, countersuit, arbitration, inquiry, subpoena, proceeding or investigation of any nature (whether criminal, civil, legislative, administrative, regulatory, prosecutorial or otherwise) by or before any federal, state, local, foreign or international Governmental Authority or any arbitration or mediation tribunal.

“Ancillary Agreements” shall mean all agreements (other than this Agreement) entered into by the Parties or the members of their respective Groups (but only agreements as to which no Third Party is a party) in connection with the Separation, including the Tax Matters Agreement entered into as of [__], 2026 by and among MII and Madison Air, the Transition Services Agreement entered into as of [___], 2026, by and between MII and Madison Air (the “Transition Services Agreement”) and the Transfer Documents (as defined below), and any other agreement that by its express terms provides that it shall be an Ancillary Agreement for purposes of this Agreement.

“Governmental Authority” shall mean any nation or government, any state, municipality or other political subdivision thereof, and any entity, body, agency, commission, department, board, bureau, court, tribunal or other instrumentality, whether federal, state, local, domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory, administrative or other similar functions of, or pertaining to, a government and any executive official thereof.

“Group” shall mean either the Madison Air Group or the MII Group, as the context requires.

“Law” shall mean any national, supranational, federal, state, provincial, local or similar law (including common law), statute, code, order, ordinance, rule, regulation, treaty (including any income tax treaty), license, permit, decree, injunction, binding judicial or administrative interpretation or other requirement, in each case, enacted, promulgated, issued or entered by a Governmental Authority.

“Liabilities” shall mean all debts, guarantees, assurances, commitments, liabilities, responsibilities, Losses, remediation, deficiencies, fines, settlements, sanctions, costs, interest and obligations of any nature or kind, whether accrued or fixed, absolute or contingent, matured or unmatured, accrued or not accrued, asserted or unasserted, liquidated or unliquidated, foreseen or unforeseen, known or unknown, reserved or unreserved, or determined or determinable, including those arising under any Law, Action (including any Third-Party Claim) or order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority or arbitration tribunal, and those arising under any contract, agreement, obligation, indenture, instrument, lease, promise, arrangement, release, warranty, commitment or undertaking, or any fines, damages or equitable relief that is imposed, in each case, including all costs and expenses relating thereto.

“Losses” shall mean actual losses (including any diminution in value), costs, damages, penalties and expenses (including legal and accounting fees and expenses and costs of investigation and litigation), whether or not involving a Third-Party Claim.

“Madison Air Assets” shall mean all assets of Madison Air or any other member of the Madison Air Group.

“Madison Air Business” shall mean all businesses, operations and activities (whether or not such businesses, operations or activities are or have been terminated, divested or discontinued) conducted at any time prior to the Effective Time by Madison Air or any other member of the Madison Air Group.

“Madison Air Group” shall mean Madison Air and each Person that is a Subsidiary of Madison Air immediately following the Contribution.

“Madison Air Liabilities” shall mean any and all Liabilities to the extent relating to, arising out of, or resulting from, the Madison Air Business.

“MII Assets” shall mean all assets of MII or any other member of the MII Group.

“MII Business” shall mean all businesses, operations and activities (whether or not such businesses, operations or activities are or have been terminated, divested or discontinued) conducted at any time prior to the Effective Time by MII or any other member of the MII Group.

“MII Group” shall mean MII and each Person that is a Subsidiary of MII immediately following the External Distribution.

“MII Liabilities” shall mean any and all Liabilities to the extent relating to, arising out of, or resulting from, the MII Business.

“Person” shall mean an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any Governmental Authority.

“Subsidiary” shall mean, with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person (a) beneficially owns, either directly or indirectly, more than fifty percent (50%) of (i) the total combined voting power of all classes of voting securities, (ii) the total combined equity interests or (iii) the capital or profit interests, in the case of a partnership, or (b) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body.

“Third Party” shall mean any Person other than the Parties or any members of their respective Groups.

“Third-Party Claim” shall mean any assertion by Third Party of any claim or of the commencement by any such Person of any Action.

ARTICLE II

AGREEMENTS

Section 2.1 Separation.

(a)
Effective as of the execution and delivery of this Agreement (the “Effective Time”), MIUS hereby distributes to MII, the owner of all of its equity interests, all of the ownership interests of IAQ Solutions.
(b)
Immediately following the consummation of the transaction set forth in Section 2.1(a), MII hereby distributes to Holdings, the owner of all of its equity interests, all of the ownership interests of IAQ Solutions.
(c)
Immediately following the consummation of the transaction set forth in Section 2.1(b), Holdings hereby contributes to its wholly-owned subsidiary, Madison Air, all of the ownership interests of IAQ Solutions, in exchange for [_______] shares of Class B common stock, par value $0.0000001 per share, of Madison Air.
(d)
Immediately following the consummation of the transaction set forth in Section 1.1(c), Madison Air hereby cancels the 1,000 shares of Class A common stock, par value $0.0000001 per share, of Madison Air currently held by holdings for no consideration, and Holdings hereby consents to such cancellation.

Section 2.2 Transfer Documents. In furtherance of the distributions and contributions effected pursuant to Section 2.1, each Party has executed and delivered stock powers and other instruments of transfer, conveyance, assignment and cancellation as and to the extent necessary to evidence the Separation and each has provided an IRS Form W-9. All of the foregoing documents contemplated by this Section 2.2 shall be referred to collectively herein as the “Transfer Documents.”

ARTICLE III

RELEASES AND INDEMNIFICATION

Section 3.1 Release of Pre-Separation Claims.

(a)
MII Release of Madison Air. MII does hereby, for itself and each other member of the MII Group, and their respective successors and assigns, and, to the extent permitted by Law, all Persons who at any time are or have been stockholders, directors, officers, agents or employees of any member of the MII Group (in each case, in their respective capacities as such), remise, release and forever discharge (i) Madison Air and the other members of the Madison Air Group, and their respective successors and assigns, and (ii) all Persons who at any time prior to the Effective Time have been stockholders, directors, officers, agents or employees of any member of the Madison Air Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, in each case from: (A) all Liabilities arising from or in connection with the Separation and any related transactions, and (B) all Liabilities arising from or in connection with actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing on or prior to the Effective Time (whether or not such Liabilities cease being contingent, mature, become known, are asserted or foreseen, or accrue, in each case before, at or after the Effective Time), in each case to the extent relating to, arising out of or resulting from the MII Business, the MII Liabilities or the MII Assets.
(b)
Madison Air Release of MII. Madison Air does hereby, for itself and each other member of the Madison Air Group, and their respective successors and assigns, and, to the extent permitted by Law, all Persons who at any time are or have been stockholders, directors, officers, agents or employees of any member of the Madison Air Group (in each case, in their respective capacities as such), remise, release and forever discharge (i) MII and the other members of the MII Group, and their respective successors and assigns, and (ii) all Persons who at any time prior to the Effective Time have been stockholders, directors, officers, agents or employees of any member of the MII Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, in each case from: (A) all Liabilities arising from or in connection with the Separation and any related transactions, and (B) all Liabilities arising from or in connection with actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing on or prior to the Effective Time (whether or not such Liabilities cease being contingent, mature, become known, are asserted or foreseen, or accrue, in each case before, at or after the Effective Time), in each case to the extent relating to, arising out of or resulting from the Madison Air Business, the Madison Air Liabilities or the Madison Air Assets.
(c)
Obligations Not Affected. Nothing contained in Section 3.1(a) or Section 3.1(b) shall impair any right of any Person to enforce this Agreement, any Ancillary Agreement or any agreements, arrangements, commitments or understandings that are continuing pursuant to the Transition Services Agreement. Nothing contained in Section 3.1(a) or Section 3.1(b) shall release any Person from:
(i)
any Liability for the sale, lease, construction or receipt of goods, property or services purchased, obtained or used in the ordinary course of business by a member of one Group from a member of the other Group on or prior to Effective Time;
(ii)
any Liability that the Parties may have with respect to indemnification or contribution or other obligations pursuant to this Agreement, any Ancillary Agreement or otherwise for claims brought against the Parties by Third Parties, which Liability shall be governed by the provisions of Article IV; or
(iii)
any Liability, to the extent, the release of which would result in the release of any Person other than a Person released pursuant to this Section 3.1. In addition, nothing contained in Section 3.1(a) shall release any member of a Group from honoring its existing obligations to indemnify any director, officer or employee of the other Group who was a director, officer or employee of any member of such first Group on or prior to the Effective Time, to the extent that such director, officer or employee becomes a named defendant in any Action with respect to which such director, officer or employee was entitled to such indemnification pursuant to such existing obligations.
(d)
No Claims. MII shall not make, and shall not permit any other member of the MII Group to make, any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against Holdings or any other member of the Madison Air Group, or any other Person released pursuant to Section 3.1(a), with respect to any Liabilities released pursuant to Section 3.1(a). Madison Air shall not make, and shall not permit any other member of the Madison Air Group to make, any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against MII or any other member of the MII Group, or any other Person released pursuant to Section 3.1(b), with respect to any Liabilities released pursuant to Section 3.1(b).

Section 3.2 Indemnification by Madison Air. Except as otherwise specifically set forth in this Agreement or in any Ancillary Agreement, to the fullest extent permitted by Law, Madison Air shall, and shall cause the other members of the Madison Air Group to, indemnify, defend and hold harmless MII, each other member of the MII Group and each of their respective past, present and future directors, officers, employees and agents, in each case in their respective capacities as such, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “MII Indemnitees”), from and against any and all Liabilities of the MII Indemnitees relating to, arising out of or resulting from, directly or indirectly, any Madison Air Liability.

Section 3.3 Indemnification by MII. Except as otherwise specifically set forth in this Agreement or in any Ancillary Agreement, to the fullest extent permitted by Law, MII shall, and shall cause the other members of the MII Group to, indemnify, defend and hold harmless Madison Air, each other member of the Madison Air Group and each of their respective past, present and future directors, officers, employees and agents, in each case in their respective capacities as such, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “Madison Air Indemnitees”), from and against any and all Liabilities of the Madison Air Indemnitees relating to, arising out of or resulting from, directly or indirectly, any MII Liability.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Notices. Any notices, consents or other communication required to be sent or given hereunder by any of the Parties shall in every case be in writing and shall be deemed properly served if (a) delivered personally, (b) delivered by a recognized international courier service, or (c) sent by email to the Parties at the addresses as set forth below or at such other addresses as may be furnished in writing.

(a)
If to Holdings, MII or MIUS:

[Name of addressee]
444 West Lake, Suite 4400
Chicago, IL 60606
Attention: Larry Gies
Email: [***]

with a copy to:

Paul Hastings LLP
71 S. Wacker Drive, Suite 4500
Chicago, IL 60606
Attention: Brian F. Richards
Email: [***]

(b)
If to Madison Air:

Madison Air Solutions Corporation
444 West Lake Street, Suite 4460
Chicago, IL 60606
Attention: John Lavorato, General Counsel
Email: [***]

Date of service of such notice shall be (x) the date such notice is personally delivered, (y) if sent by email, the date of transmission if sent on a business day during the recipient’s normal business hours and otherwise on the next succeeding business day (as evidenced by a “sent” email in sender’s account which indicates the date and time of transmission) and (z) on the date of scheduled delivery if sent by recognized international courier.

Section 4.2 Amendment and Waiver. This Agreement may be amended by a writing executed by each of the Parties. Any provision of this Agreement may be waived by the party against whom such waiver is sought to be enforced. No failure of any Party to exercise any right or remedy given to such Party under this Agreement or otherwise available to such Party or to insist upon strict compliance by any other Party with its obligations hereunder, and no custom or practice in variance with the terms hereof, shall constitute a waiver of any Party’s right to demand exact compliance with the terms hereof. Any written waiver shall be limited to those items specifically waived therein and shall not be deemed to waive any future breaches or violations or other non-specified breaches or violations unless, and to the extent, expressly set forth therein.

Section 4.3 Successors and Assigns. All covenants and agreements contained in this Agreement shall bind and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign any of its rights or obligations hereunder without the express written consent of the other Parties.

Section 4.4 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein or if such term or provision could be drawn more narrowly so as not to be illegal, invalid, prohibited or unenforceable in such jurisdiction, it shall be so narrowly drawn, as to such jurisdiction, without invalidating the remaining terms and provisions of this Agreement or affecting the legality, validity or enforceability of such term or provision in any other jurisdiction.

Section 4.5 Counterparts; Binding Agreement. This Agreement may be executed in two or more separate counterparts, any one of which need not contain the signatures of more than one Party, but each of which will be an original and all of which together shall constitute one and the same agreement binding on both of the Parties.

Section 4.6 Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

Section 4.7 Applicable Law; Waiver of Jury Trial. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT OF LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH OF THE PARTIES (INCLUDING EACH MEMBER) IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTY IN RESPECT OF ITS OBLIGATIONS HEREUNDER.

Section 4.8 Consent to Jurisdiction; Forum Selection; Service of Process. Any action, suit or proceeding arising out of or relating to this Agreement or any transaction contemplated hereby shall be brought exclusively in the Delaware Court of Chancery in New Castle County, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action, suit or proceeding, the United States District Court for the District of Delaware, or to the extent neither of such courts has subject matter jurisdiction, the Superior Court of the State of Delaware, and in each case, the appellate courts having jurisdiction of appeals in such courts, and each of the Parties hereby submits to the exclusive jurisdiction of such courts for itself and with respect to its property, generally and unconditionally, for the purpose of any such action, suit or proceeding. The aforementioned choice of venue is intended by the Parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the Parties with respect to or arising out of this Agreement or the transactions contemplated hereby in any jurisdiction other than those specified in this Section 4.8. A final judgment in any such action, suit or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby brought in accordance with this Section 4.8, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in accordance with this Section 4.8 has been brought in an inconvenient forum or does not have jurisdiction over any party hereto. Each party hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth herein shall be effective service of process for any such action, suit or proceeding.

Section 4.9 Third Parties. Except for the indemnification rights under this Agreement of any MII Indemnitee or Madison Air Indemnitee in their respective capacities as such, and the releases of the members of the MII Group and the Madison Air Group under this Agreement, (a) the provisions of this Agreement are solely for the benefit of the Parties and are not intended to confer upon any Person, except the Parties, any rights or remedies hereunder, and (b) there are no third-party beneficiaries of this Agreement and this Agreement shall not provide any Third Party with any remedy, claim, Liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

Section 4.10 Entire Agreement. This Agreement and the Ancillary Agreements embody the complete agreement and understanding among the Parties with respect to the subject matter herein and supersede and preempt any prior understandings, agreements or representations by or among the Parties, written or oral, which may have related to the subject matter hereof in any way.

Section 4.11 Delivery by Electronic Means. This Agreement and any amendments hereto or thereto, to the extent signed and delivered by means of electronic transmission in portable document format (.pdf) or comparable electronic transmission, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

Section 4.12 Limitations of Liability. Notwithstanding anything in this Agreement to the contrary, neither MII or any other member of the MII Group, on the one hand, nor Madison Air or any other member of the Madison Air Group, on the other hand, shall be liable under this Agreement to the other for any indirect, incidental, punitive, consequential, exemplary, remote, speculative or similar damages of the other arising in connection with the transactions contemplated hereby and whether or not informed of the possibility of the existence of such damages (other than any such Liability to the extent actually owed with respect to a Third-Party Claim).

[SIGNATURES ON FOLLOWING PAGES.]

IN WITNESS WHEREOF, the Parties have executed this Agreement the day and year first above written.

MADISON INDUSTRIES HOLDINGS LLC

By:
Name:
Title:

MADISON INDUSTRIES INTERNATIONAL HOLDINGS LLC

By:
Name:
Title:

MADISON INDUSTRIES US HOLDINGS CORP.

By:
Name:
Title:

MADISON AIR SOLUTIONS CORPORATION

By:
Name:
Title: